Exhibit 5.2

1650 Market Street | One Liberty Place, Suite 1800 | Philadelphia, PA  19103-7395
Phone 215.864.7000 | Fax 215.864.7123 | whiteandwilliams.com

April 3, 2012

ExamWorks Group, Inc.
3280 Peachtree Road NE
Suite 2625
Atlanta, GA 30305

Re: ExamWorks Group, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Medical Evaluation Specialists, Inc., a Pennsylvania corporation (“MES”), CFO Medical Services, LLC, a New Jersey limited liability company (“CMS”) and Florida Medical Specialists, Inc., a New Jersey corporation (“FMS” collectively, with MES and CMS the “Guarantors”), wholly owned indirect subsidiaries of ExamWorks Group, Inc., a Delaware corporation (the “Company”) in connection with the  filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the exchange of the Company’s 9% Senior Notes due 2019, which have been registered under the Securities Act (the “Exchange Notes”), for a like principal amount of its issued and outstanding 9% Senior Notes due 2019, which have not been registered under the Securities Act (the “Original Notes”), upon the terms and subject to the conditions set forth in Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the “Exchange Offer”).  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Exchange Notes and the Guarantees (as defined below) will be and the Original Notes are governed by the indenture dated as of July 19, 2011 (the “Indenture”), among the Company, the guarantors named therein, including the Guarantors as guarantors, and U.S. Bank National Association, as trustee.  The Exchange Offer constitutes an offer to exchange up to $250,000,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of the Original Notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i) the form of Registration Statement;

Delaware | Massachusetts | New Jersey | New York | Pennsylvania

ExamWorks Group, Inc.
April 3, 2012

(ii) the Indenture;

(iii) the form of Exchange Notes;

(iv)  the form of guarantees with respect to the Exchange Notes issued by the Guarantors (the “Guarantees”);

(v) the certificate or articles of formation or incorporation, as applicable, of each of the Guarantors, by the Secretary of State or Treasurer, as applicable of the state of their formation or incorporation as of March 22, 2012 with respect to MES and March 23, 2012 with respect to FMS and CMS and the operating agreement or bylaws, as applicable, of each of the Guarantors as presently in effect as certified by the respective Secretary of each of the Guarantors as of the date hereof (collectively, the “Guarantor Charter Documents”);

(vii) certificates of the Secretary of State of their state of formation or incorporation, as applicable, as to the incorporation or formation and good standing or subsistence, as applicable, of each of the Guarantors under the laws of such states, as of March 21, 2012 with respect to FMS and MES and March 22, 2012 with respect to CMS (collectively, the “Good Standing Certificates”); and

(ix) resolutions adopted by the members and/or the board of directors, as applicable, of each of the Guarantors, certified by the respective Secretary of each such Guarantor, relating to the execution and delivery of, and the performance by each Guarantor of its respective obligations under, the Guarantees.

In addition to the foregoing, we have reviewed the New Jersey Business Corporation Act, the New Jersey Limited Liability Company Act and the Pennsylvania Business Corporation Law of 1988, as in effect on the date of this letter, as the sole basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; and (iv) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.  Where we rely on one or more certificates, including the Good Standing Certificates, our opinion speaks as of the date of such certificates.

ExamWorks Group, Inc.
April 3, 2012

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1.           FMS is a corporation formed, validly existing and in good standing under the New Jersey Business Corporation Act.

2.           FMS (a) has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Guarantees.

3.           CMS is a limited liability company formed, validly existing and in good standing under the New Jersey Limited Liability Company Act.

4.           CMS (a) has the limited liability company power and authority to execute, deliver and perform its obligations under the Guarantees and (b) has taken all limited liability company action necessary to authorize the execution, delivery and performance of the Guarantees.

5.           MES is a corporation formed, validly existing and presently subsisting under the Pennsylvania Business Corporation Law of 1988.

6.           MES (a) has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Guarantees.

We understand that you are relying on the opinion of Paul Hastings LLP with respect to the enforceability of the Guarantees and accordingly we express no opinion with respect thereto.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

ExamWorks Group, Inc.
April 3, 2012

 We hereby consent to being named as counsel to the Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

/s/ White and Williams LLP

WHITE AND WILLIAMS LLP

MJM/RJU